Exhibit 99.1

Press Release

Ness Technologies Announces Approval of
Dual Listing on the Tel Aviv Stock Exchange

Welcoming ceremony to be held at the TASE Conference Center on
September 13, 2009, with TASE trading beginning on September 14, 2009

Hackensack, NJ – September 1, 2009 – Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of information technology solutions and services, announced today that the Tel Aviv Stock Exchange (“TASE”) has approved the dual listing of the company’s common stock on the TASE beginning at market open on Monday, September 14, 2009, under the ticker symbol NSTC. The company’s common stock will continue to be listed on the NASDAQ Global Select Market in the United States, and Ness will remain subject to the rules and regulations of NASDAQ and of the U.S. Securities and Exchange Commission.

Ness will host a welcoming ceremony on Sunday, September 13, 2009 at 11:30 AM Israel time at the Tel Aviv Stock Exchange Conference Center at 54 Ahad Ha’am Street, Tel Aviv. Sachi Gerlitz, president and CEO of Ness, and Ofer Segev, CFO and executive vice president, will speak and will be available for questions. All institutional investors are invited. A separate event for the Israeli press will be held at 9:00 AM local time.

“We are very pleased to welcome Ness Technologies to the exchange,” said Ester Levanon, CEO of the Tel Aviv Stock Exchange. “Ness is one of the leading IT services providers, both in Israel and globally. We appreciate the opportunity to dual-list Ness’ shares on the TASE, making them accessible to a wider range of investors. Ness Technologies joins a growing number of hi-tech companies listed on the TASE, which strengthens our bond with the hi-tech world.”

“We look forward to our new TASE dual listing,” said Sachi Gerlitz, president and CEO of Ness Technologies. “Although we are a U.S.-based corporation, almost a third of our business is for Israeli customers or delivered by our Israeli workforce. This dual listing reinforces our visibility and stature in the Israeli marketplace, and we believe it will make our shares accessible to a range of new investors and funds. We also believe that the aggregate trading volume of Ness shares will expand, increasing liquidity for institutional investors. Finally, the dual listing will provide trading access for European investors during regular European business hours and will afford Ness investors worldwide with more than 13 hours of continuous trading access.”

Ness, with a market capitalization of approximately $230 million, is expected to become part of the TA-100 index using the TASE’s fast track system. This enables dual-listed companies to enter the leading stock exchange indices shortly after they have been dual-listed.

Trading on the TASE occurs Sunday through Thursday from 9:45 AM to 4:30 PM Israel time, except on TASE trading holidays. Through the Dual Listing Law that took effect in October 2000, U.S.-listed companies may dual-list on the TASE without any additional regulatory requirements. TASE links to the U.S. markets with a direct link to DTC, a subsidiary of the Depository Trust & Clearing Corporation, which facilitates the trading of dually-listed securities.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of IT and business services and solutions with specialized expertise in software product engineering; system integration, application development and consulting; and software distribution. Ness delivers its portfolio of solutions and services using a global delivery model combining offshore, near-shore and local teams. With about 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. Ness is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Media Contact – United States:
John Fitzsimmons
USA: 1-781-223-5833
Email: john.fitzsimmons@ness.com

Media Contact – Israel:
David Kanaan
Intl: +972-54- 425-5307
Email: media.int@ness.com

Investor Relations Contact:
Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com